EXHIBIT 10.55
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                  SETTLEMENT, RELEASE, AND SEVERANCE AGREEMENT

This Settlement, Release and Severance Agreement (hereinafter "Agreement") is made and entered into by and between Karla Rosa hereinafter referred to as the "Releasor" or "Employee" and Extended Systems Incorporated, a corporation, and its officers, principals, agents, employees, directors, representatives, insurers, and all other persons or entities acting for, by or through any of them (individually and/or collectively referred to herein as "ESI" or the "Releasees").

A. Whereas, the Releasor's date of hire with ESI was December 2, 1991.

B. Whereas, the Releasor's active employment with ESI will be terminated on December 31, 2003(the "Termination Date").

C. Whereas, ESI has agreed to pay severance in the amount of $89,250 (less any applicable withholding taxes as required by law) which represents six (6) months of base pay, plus bonus payable under ESI's North America Bonus Program for the quarter ending December 31, 2003 (if applicable), plus an additional $3,000 in lieu of fringe benefits, to Releasor in exchange and as consideration for execution by Releasor of this Agreement.

Now therefore, in consideration of the agreements and covenants contained in this Settlement, Release, and Indemnity Agreement, it is hereby understood and agreed by and between the parties hereto as follows:

1. Termination of Employment.

     (a) That in consideration of severance payment in the amount of $89,250 (less any applicable withholding) to be paid out over the course of six (6) months beginning after December 31, 2003, plus an additional $3,000 in lieu of fringe benefits, to be paid on or before January 16, 2004, the Releasor does hereby release, acquit, and forever discharge the Releasees, individually and collectively, of and from any and all claims, actions, causes of actions, demands, rights, damages, costs, expenses, and compensation whatsoever which the Releasor now has or may hereafter acquire, arising out of or in any way connected with any and all known and unknown, foreseen and unforeseen rights, claims, and damages resulting from or in any way arising out of Releasor's employment or termination of employment with ESI. This release and discharge by the Releasor (on behalf of Releasor, heirs, spouses, and assigns) in favor of the Releasees includes, but is not limited to, all claims and damages allowable by law or equity for any and all events, occurrences, and circumstances occurring by and between the Releasor and the Releasees arising from or in any way connected with Releasor's employment with ESI.

          The Indemnification Agreement between Releasor and ESI dated March 4, 1998 shall continue in effect according to its terms.

          In the event of a change in control of fifty percent (50%) or more of the outstanding voting shares of ESI, the entire amount that remains payable under this Paragraph 1 as of the date of such change in control shall be payable, at the option of Releasor, in a lump sum rather than over the course of the remaining period as set forth above.

     (b) Releasor shall be entitled to payment of all accrued and unused vacation, which shall be paid to Releasor in a lump sum on December 31, 2003. Releasor shall not be required to use vacation time during the Interim Employment Period.

     (c) Releasor shall be entitled to payment of bonus payable to ESI employees under the Extended Systems North America Bonus Program for the quarter ending December 31, 2003 (if applicable). For absence of doubt, Releasor shall be deemed to be an employee at the end of the quarter for purposes of such program. Bonus will payable on ESI's last payroll of the month following the end of the quarter.

     (c) Effective as of November 10, 2003, Releasor resigns from her positions as an officer and/or director of any of ESI and its subsidiaries and affiliates.

2.   Interim Employment Period.

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     (a)  Role as Strategic Advisor to ESI. Commencing on the Effective Date,
          Releasor shall make herself available for up to 40 hours per week, excluding scheduled ESI holidays, to serve as a Strategic Advisor to ESI's CEO, CFO, and Executive Management Team through December 31, 2003 (the "Interim Employment Term"). During the Interim Employment Term, Releasor hereby agrees, upon request by ESI, and to the extent reasonably necessary, to provide assistance to ESI as described on Schedule A to this Agreement. The amounts paid under 2(b) hereof are intended to be the sole compensation for Releasor for these services.

     (b) Compensation for Services. Releasor shall be compensated as an employee at the rate of $14,875.00 per month, from November 15, 2003 through December 31, 2003 and shall be entitled to receive all employee benefits as a regular full-time employee during the Interim Employment Term. Releasor shall be deemed to be an employee on December 31, 2003 for purposes of participation in all ESI benefit plans.

     (c) All of Releasor's unvested ESI stock options with an exercise price less than $10.00 per share that are held by Releasor and were granted pursuant to ESI's 1998 Stock Plan (as listed on Schedule B hereto) will automatically vest and become exercisable as of December 31, 2003. ESI also will amend Releasor's options held by her under ESI's 1998 Stock Plan and under ESI's 1994 Stock Plan so that (i) non-qualified stock options held by Releasor shall be exercisable until the earlier of December 31, 2004 or the expiration date of such options and (ii) Releasor shall have the option, exercisable by delivery of written notice of exercise to ESI before the ninetieth
          (90th) day following the Termination Date, of converting any incentive stock options into nonqualified stock options with an exercise period extending until the earlier of December 31, 2004 or the expiration date of such options. Following the Interim Employment Term, such options shall continue to be subject to the terms and conditions of ESI's 1998 Stock Plan or 1994 Stock Plan, as the case may be, and the applicable option agreements entered into by and between Releasor and ESI, as amended above.

3. This release applies to all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever known or unknown, suspected or unsuspected, including, but not limited to, rights under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, and other federal, state, or local laws, including without limitation common law prohibiting discrimination, claims growing out of any legal restrictions on ESI's right to terminate employees ("Claim" or "Claims"), which Releasor now has, owns or holds, or claims to have owned or held, or which Releasor at any time hereinafter may have owned or held or claimed to have owned or held against ESI.

     To comply with the Older Workers Benefit Protection Act of 1990, this Settlement, Release and Severance Agreement fully incorporates the legal requirements by reference into this Agreement and ESI has advised employee of the legalities as follows:

     a. This Agreement is written in laymen's terms, and the Employee understands and comprehends its terms;

     b. Employee has been advised of her right to consult an attorney to review the Agreement, and has had the benefit of an attorney throughout the settlement process;

     c. Employee does not waive the rights or claims that may arise after the date the waiver is executed;

     d. Employee is receiving consideration beyond anything of value to which she is already entitled;

     e. Employee has been given at least twenty-one (21) days within which to consider this settlement agreement;

     f. Employee has been advised to consult with an attorney prior to executing this agreement;

     g. For a period of seven (7) days after the execution of this Agreement Releasor may cancel the Agreement upon written notice to Releasees.

     Unknown Claims. Releasor represents that she is not aware of any claim other than the claims that are released by this Agreement. Releasor acknowledges that she has been advised by legal counsel and is familiar with the principle that a general release does not extend to claims which the Releasor does not know or suspect to exist in her favor at the time of executing the release, which if known by her must have materially affected her settlement with the Releasees.

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     Releasor, being aware of said principle, agrees to expressly waive any rights she may have to that effect, as well as under any other statute or common law principles of similar effect.

4. That it is understood and agreed by the Releasor and the Releasees that, as additional consideration for this Agreement, the proprietary and confidential information regarding ESI obtained by Releasor during her employment with ESI are strictly confidential and shall not be revealed to any one other than legal counsel representing the parties, tax preparers or tax consultants, or such other individuals or entities agreed to by the parties in writing, or by order of a court of competent jurisdiction. The parties to this Agreement further agree that these confidentiality provisions are significant and material provisions of this Agreement and are to be strictly adhered to and enforced. Notwithstanding the foregoing, Releasor and Releasees agree that ESI may issue a press release regarding the termination of Releasor's active employment with ESI, which shall be acceptable to ESI and Releasor and may describe or file this Agreement and the exhibits hereto with any governmental agency as required by law or the rules and regulations of the Nasdaq Stock Market.

     NONDISCLOSURE BY RELEASOR. Releasor agrees to abide by the terms and conditions of the Nondisclosure Agreement, signed by Releasor and dated December 2, 1991. Notwithstanding the foregoing, Releasor shall not be in violation of this paragraph if Releasor discloses any such information pursuant to applicable law or order of a court or other governmental entity, so long as Releasor first provides the Company with prior notice of such requirement and a reasonable opportunity to seek a protective order.

     IMPROVEMENTS TO ESI PRODUCTS AND RELATED INVENTIONS. It is agreed that during the term of this Agreement any inventions or improvements of ESI products, processes, or programs conceived, designed or developed by Releasor that relate to the subject matter of materials supplied or products manufactured by ESI or that relate to the research and development of ESI shall be the property of ESI and shall be communicated by Releasor to ESI without delay. Releasor agrees to execute any necessary documents to establish ESI's ownership of the matters referred to in this paragraph or to transfer ownership from Releasor to ESI. All matters referred to in this paragraph shall be protected against nondisclosure in the manner as CONFIDENTIAL INFORMATION under this Agreement.

     Releasee shall not disparage Releasor or intentionally interfere with, impair or otherwise damage Releasor's reputation, to any person.

5. For a period of six (6) months from the Termination Date, Releasor also agrees that she will not, without the prior written consent of ESI , and whether directly or indirectly and whether on Releasor's own behalf or on behalf of any other person, firm, company or other organization or jointly:

     a. Seek or solicit any business order, instruction, or customer in connection with the Restricted Business; act on behalf of any company engaging in the Restricted Business with respect to any customer of ESI;

     b. Carry out, engage and/or accept employment in any Restricted Business, except for the ownership for investment purposes of no more than 5% of the issued ordinary shares of any company listed on any stock exchange.

     For purposes of this Agreement, Restricted Business means any business conducted by one or more of Pumatech, XcelleNet, iAnywhere and Synchrologic or their affiliates.

     Releasor agrees that for a period of six (6) months after the Termination Date, she shall not directly induce or attempt to induce any employee, agent or consultant of ESI or any subsidiary to terminate his or her association with ESI or any affiliates. ESI and Releasor agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of ESI. In the event of the breach or threatened breach by Releasor of this paragraph, ESI, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph.

6. That it is understood and agreed by the Releasor that no promise, inducement or agreement not stated herein has been made to her and that this Agreement and the exhibits and schedules hereto contain the entire agreement among the parties hereto, with the exception to the attachments hereto, and that the terms of this Agreement are contractual and not mere recitals.

7. That it is understood and agreed by the Releasor that this Agreement is entered into in the state of Idaho and shall be construed and interpreted in accordance with Idaho law.

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8.   Releasor also certifies that she does not have in her possession or control, and that she has not taken or will not take from ESI premises, any Company property with the exception of the IBM ThinkPad currently in her position and other than the items listed on Schedule 3 which she shall be entitled to use during the Interim Employment Term. Company property includes, but is not limited to, cell phones, PDAs, products, tools, inventory, or proprietary data or copies thereof including engineering notebooks, patent applications, technical reports, or other documents, which are not generally available to the public. Releasor will retain all confidential information in trust and confidence for ESI and not disclose or discuss it with anyone or use it for personal gain. Releasor recognizes that these obligations continue beyond termination until the information becomes public or ESI grants written permission to use or disclose it.

9. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

10. Releasor further understands and agrees that all work she have done to this point will be turned over to ESI prior to her termination date.

11. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Releasor has signed the Agreement (the "Effective Date").

     NOTE: EMPOYEE IS HEREBY ADVISED OF HER RIGHT TO RESCIND AND NULLIFY THIS RELEASE AND SETTLEMENT AGREEMENT, WHICH RIGHT MUST BE EXERCISED, IF AT ALL, WITHIN SEVEN (7) DAYS OF THE DATE OF EMPLOYEE'S SIGNATURE. EMPLOYEE MUST REVOKE THIS RELEASE BY LETTER TO ESI WITHIN SEVEN (7) DAYS. NO CONSIDERATION SHALL BE CONVEYED UNTIL SUCH TIME PERIOD HAS EXPIRED.

12. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

     (a)  They have read this Agreement;

     (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

     (c) They understand the terms and consequences of this Agreement and of the releases it contains; and (d) They are fully aware of the legal and binding effect of this Agreement.

DATED as of  11,  10,  2003.
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           Month  Day


                                            /s/ Karla K. Rosa
                                            ----------------------------
                                            Employee and Releasor



                                            /s/ Charles W. Jepson
                                            ----------------------------
                                            ESI and Releasees


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